Exhibit 10.26
(lump sum repayment type) Agreement for Overdraft of Special Checking Account March 31, 2003 To: UFJ Bank Limited Address 216 Totsuka-chô, Totsuka-ku, Yokohama-shi Party A (Principal) Opnext Japan, Inc. Name Tadayuki Kanno, Representative Director Address Party B (Guarantor) Name Regarding its overdraft transactions with UFJ Bank Limited (hereinafter “Party B”), Party A agrees to the following Articles, in addition to each Article of the bank transaction agreements that Party A has separately presented to Party B, or that have been agreed upon between Party A and Party B. Article 1 (Maximum Overdraft Amount, etc.) The maximum overdraft amount and the term of this Agreement shall be as follows.

6 0 0 0 0 0 0 0

Maximum overdraft amount	billion 6 | 0 | 0 | million 0 | 0 | 0 | thousand 0 | 0 | 0 | 0 yen		
Purpose of use	*Operating capital* ***Operating capital***	Contract Term	*March 31, 2004* ***March 31, 2004***

Method of repayment of principal and interest	Principal	Party A will repay the overdraft amount in a lump sum on the day noted in the invoice prescribed by Party B (hereinafter, the "maturity date"). If 1 is selected for the method of handling additional overdraft below, repayment shall be made in a lump sum on the day noted in the final invoice submitted by Party A.	
		Handling of additional overdraft (circle 1 or 2 to the left)	1. If receiving an additional overdraft, the existing overdraft amount will be added, and a lump sum repayment will be made.
			2. If receiving an additional overdraft, it will not be added to the existing overdraft amount, and lump sum repayments will be made separately for each (hereinafter, this method will be referred to as the "multiple account method")
	Interest	To be paid by a method regarding interest payment in a separate agreement	

Savings account for deposit and repayment	Type of account	Ordinary Savings	Savings account seal	seal: Seal of the Group Leader / Opnext Japan, Inc.	Affix seal if the loan delivery seal is different from the deposit delivery seal
	Account number	6 7 2 3 6 6 4			
Late payment charges	If performance of the obligations set forth in this Agreement is delayed, a late payment charge equal to the principal amount owed multiplied by an annual interest rate of 14% shall be paid. In such a case, said amount will be calculated on a *per diem* basis at 365 days / 360 days per year.